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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the registration statement
(No. 333-29451) on Form S-4, as amended, of Tele-Communications, Inc. of our report, dated March 24, 1997, relating to the combined balance sheets of Liberty Media Group as of December 31, 1996 and 1995, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), and to the reference to our firm under the heading "Experts" in the prospectus.


                                 /s/ KPMG Peat Marwick LLP
                                 KPMG Peat Marwick LLP

Denver, Colorado

June 30, 1997